                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

            Amendment   ("Amendment")  dated  December  9,  2004  to  Employment
Agreement  dated as of October  21,  2002 (the  "Employment  Agreement")  by and
between NuCO2 Inc. ("the Corporation") and Robert R. Galvin ("Galvin").

            WHEREAS,  the  Corporation  and Galvin are parties to the Employment
Agreement; and

            WHEREAS,  the  Corporation  and Galvin wish to amend the  Employment
Agreement to make certain modifications thereto:

            NOW,  THEREFORE,  for Ten Dollars  ($10) and other good and valuable consideration,  the receipt and sufficiency of which are acknowledged by each of the parties, the Corporation and Galvin hereby agree as follows:

           1.     The first  sentence  of  Paragraph  2.1(a)  of the  Employment
                  Agreement shall be amended in its entirety to read as follows:

                  "A base salary  ("Base  Salary")  at the rate of $275,000  per annum commencing July 1, 2004,  payable in accordance with the
                  Corporation's regular payment schedule for its employees."

           2.     The  last  sentence  of  Paragraph  2.1(c)  of the  Employment
                  Agreement shall be amended in its entirety to read as follows:

                  "The  annual  cash bonus  will have a target of fifty  percent
                  (50%) of Base Salary ("the  "Target Cash Bonus")  based on the full  achievement of its projected  EBITDA and other operating and  financial  criteria  as  projected  in the  Corporation's business  plan  approved  by the  Board of  Directors  and the
                  Executive meeting individual  achievement goals recommended by the Executive and approved by the Chief Executive Officer."

           3.     The paragraph  immediately  preceding  Paragraph 4.2(a) of the
                  Employment  Agreement shall be amended in its entirety to read as follows:

                  "In consideration of the acknowledgement by the Executive, and in consideration  of the compensation and benefits  (including the  payments  described  in  Paragraph  5.1(c)) to be paid or provided to the  Executive by the  Corporation,  the Executive
                  covenants  that he will not,  during the Term and for a period
                  of  two  (2)  years   following  the   expiration  or  earlier
                  termination  of this  Agreement,  without  the  prior  written consent of the Corporation, directly or indirectly:"

           4.     Paragraph 5.1(c) of the Employment  Agreement shall be amended in its entirety to read as follows:

                  "(c) An amount  equal to the  greater of (i) one and  one-half
                  (1-1/2)  times (y) the  Executive's  then current  annual Base
                  Salary and (z) the Executive's  Target Cash Bonus for the then current  year and (ii) six  hundred  eighteen  thousand  seven hundred fifty dollars  ($618,750) to be paid within sixty (60)
                  days of termination of employment.  The parties agree that the amount of $550,000  payable  pursuant to this Paragraph 5.1(c)
                  shall  be  treated  as  paid  for  in  consideration  for  the non-compete provisions set forth in Paragraph 4.2 and shall be subject to the  enforcement  provisions set forth in Paragraph
                  4.3 and the balance shall be treated as severance."

           5.     Paragraph 5.2 of the Employment  Agreement shall be amended by adding the following at the end thereof:

                  "The  Executive  hereby  covenants  and  agrees  that he shall notify the Corporation in writing of any claim by the Internal
                  Revenue  Service that any amount paid,  distributed or treated as paid or  distributed  by the  Corporation  pursuant to this
                  Paragraph 5 to or for the Executive's benefit would be subject to the excise tax  imposed  by  Section  4999 of the  Internal
                  Revenue Code of 1986, as amended,  or any interest,  penalties or additions to tax are incurred by the Executive with respect to such excise tax (such  excise tax,  together  with any such interest,  penalties  and  additions to tax,  are  hereinafter
                  collectively   referred   to  as  the  "Excise   Tax").   Such
                  notification  shall be given  as soon as  practicable  but not later than ten business  days after the  Executive is informed in writing of such claim and shall apprise the  Corporation of the  nature of such  claim and the date on which such claim is requested to be paid.  The Executive  shall not pay such claim prior to the  expiration  of the 30-day  period  following the date on which it gives such notice to the Corporation (or such shorter  period  ending on the date that any  payment of taxes with respect to such claim is due). In addition, the Executive shall:

                  (i) give the Corporation any information  reasonably requested by the Corporation relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Corporation  shall  reasonably  request in writing from time to time, including,  without limitation,  accepting legal representation  with  respect  to such  claim  by an  attorney reasonably selected by the Corporation,

                  (iii)  cooperate with the Corporation in good faith so that it may effectively contest such claim, and

                  (iv) permit the Corporation to control any proceeding relating to such claim.

                  The  Corporation  hereby  covenants  and agrees  that it shall contest any claim  described in this Section  5.2(c) and shall bear and pay directly all costs and  expenses  (but  excluding any Excise  Tax,  which  shall  remain the  obligation  of the
                  Executive)  incurred in connection with such contest.  Without limiting the  foregoing,  the  Corporation  shall  control all proceedings  taken in connection with such contest and, at its sole  option,  may pursue or forgo any and all  administrative appeals, proceedings, hearings and conferences with the taxing authority  in  respect  of such  claim  and  may,  at its sole option, either direct the Executive to pay the tax claimed and sue for a  refund  or  contest  the  claim  in any  reasonable manner,  and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial  jurisdiction and in one or more appellate  courts, as the Corporation  shall determine;  provided,  however,  the
                  Corporation  shall  consult with the Executive and his counsel in connection  with, and provide the Executive and his counsel with status reports of, such proceedings; and further provided that (i) the  Corporation's  control of the  contest  shall be limited  to issues  relating  to the  Excise  Tax and (ii) any extension of the statute of limitations relating to payment of taxes for Executive's  taxable year with respect to which such contested  amount is claimed  to be due is  limited  solely to such contested amount.  The Executive shall not be entitled to settle any issue raised by the Internal Revenue Service or any other taxing  authority with respect to the Excise Tax without the prior written consent of the Corporation.

                  In the event that a  valuation  is  necessary  to support  the position that the tax claimed is not due, in whole or in part, in connection with any such dispute or contest, such valuation
                  will  be  determined   through  an   independent   third-party
                  appraisal  of the  Corporation's  selection,  and the expenses incurred  in  obtaining  such  appraisal  will be borne by the
                  Corporation."

           6.     Paragraph 5.3 of the Employment  Agreement shall be amended by deleting the word "or" immediately following the semi-colon at the end of subparagraph (d), deleting the period at the end of subparagraph (e) and adding "; or" at the end thereof,  and by and adding the following new subparagraphs (f) and (g) to read as follows:

                  "(f) the  failure of the  Corporation,  its  successor  or any
                  Group of Persons acquiring  substantially all of the assets of the Corporation to assume any and all terms of this Agreement;
                  or

                  (g) a material  breach of this  Agreement by the  Corporation, its successor of any Group of Persons acquiring  substantially all of the assets of the Corporation  that remains uncured for a period of  thirty  (30) days  after the  Executive  provides notice  of such  material  breach in the  manner  set forth in
                  Paragraph 6.5."

           7.     A new  paragraph 5.4 is added to the  Employment  Agreement to read as follows:

                  "5.4 ARBITRATION.  In the event that the Executive  reasonably believes that he has Good Reason to terminate  his  employment in reliance  upon  Paragraph 5.3 hereof,  the Executive  shall notify  the  Corporation  in  writing  of such Good  Reason to terminate his employment.  If the  Corporation  disagrees with the  Executive's  belief that he has Good Reason to  terminate his  employment  in reliance upon  Paragraph 5.3 hereof,  such unresolved  dispute or  controversy  arising  thereunder or in
                  connection   therewith   shall  be  settled   exclusively   by
                  arbitration  conducted  in  accordance  with the  rules of the
                  American  Arbitration  Association  then in  effect  in Martin
                  County,  Florida. The arbitrators shall not have the authority to add to,  detract from, or modify any provision  thereof nor to award punitive  damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding on whether  "Good Reason"  exists.  Judgment may be entered on the arbitrators' award in any court having  jurisdiction.  The direct  expense of any  arbitration  hearing shall be borne by the Corporation.  Each party shall bear its own counsel's fees and expenses."

           8.     Paragraph 6.4 of the Employment  Agreement shall be amended in its entirety to read as follows:

                  "6.4 JURISDICTIONAL  CONSENT. Except as specifically set forth
                  herein,  any  dispute  or  controversy   between  the  parties
                  relating to or arising out of this Agreement, or any amendment or  modification  hereof  shall be  determined  by the Supreme
                  Court, County of Martin,  State of Florida. The service of any notice,  process,  motion or other document in connection with an action under this  Agreement,  may be effectuated by either personal  service upon a party or by certified  mail  directly addressed to him at his address set forth on Page 1 hereof."

           9.     Except as herein  provided,  the  Employment  Agreement  shall remain unchanged and in full force and effect.

            IN WITNESS  WHEREOF,  the  Corporation and Galvin have executed this
Amendment to be executed this 9th day of December 2004.

NUCO2 INC.                                        ROBERT R. GALVIN

By: /s/ Michael E. DeDomenico                     /s/ Robert R. Galvin
    -------------------------                     --------------------
    Name:  Michael E. DeDomenico
    Title: Chairman and CEO